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Carolina Power & Light Company
SUPPLEMENTAL DATA                             Three Months Ended         Twelve Months Ended
                                                   March 31                   March 31
                                               1995        1994          1995          1994
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
Operating Revenues (in thousands)
  Residential                              $ 251,355    $ 262,373    $  904,968    $  957,702
  Commercial                                 141,142      143,797       592,918       600,128
  Industrial                                 164,416      166,860       739,217       749,420
  Government and municipal                    18,842       19,516        77,644        79,463
  Wholesale - standard rate schedules         20,400       23,854        81,320       101,108
  Power Agency contract requirements          23,818       35,947       103,133       131,223
  NCEMC contract requirements                 83,707       77,344       273,097       262,661
  Other utilities                             13,541        4,070        43,261        12,567
  Miscellaneous revenue                       11,017       10,700        44,809        38,086
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        Total Operating Revenues           $ 728,238    $ 744,461    $2,860,367    $2,932,358
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Energy Sales (millions of kWh)
  Residential                                  3,263        3,343        11,068        11,577
  Commercial                                   2,091        2,051         8,730         8,692
  Industrial                                   3,268        3,117        14,181        13,663
  Government and municipal                       301          306         1,257         1,257
  Wholesale - standard rate schedules            462          478         1,966         2,103
  Power Agency contract requirements             476          647         2,418         3,193
  NCEMC contract requirements                  1,384        1,223         5,047         4,795
  Other utilities                                573          117         1,441           340
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        Total Energy Sales                    11,818       11,282        46,108        45,620
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Energy Supply (millions of kWh)
  Generated - coal                             4,563        6,096        19,468        25,430
              nuclear                          5,847        3,383        20,976        13,937
              hydro                              298          304           877           741
              combustion turbines                 (1)          39            27           116
  Purchased                                    1,510        1,957         6,592         7,430
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        Total Energy Supply
          (Company Share)                     12,217       11,779        47,940        47,654
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Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current             $  77,155    $  70,243    $  189,557    $  161,881
  Income tax expense - deferred              (13,186)      (9,861)       24,101        44,751
  Income tax expense - investment
   tax credit adjustments                     (2,553)      (2,884)      (11,205)      (11,603)
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        Subtotal                              61,416       57,498       202,453       195,029
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 Harris Plant deferred costs -
   investment tax credit adjustments             (74)         (74)         (297)          188
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  Total Included in Operating Expenses        61,342       57,424       202,156       195,217
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 Included in Other Income
  Income tax expense (credit) - current       (4,897)      (4,623)      (19,512)      (10,854)
  Income tax expense (credit) - deferred       1,607        1,040        10,381         7,955
  Income tax expense (credit) -
   investment tax credit adjustments               -            -            -         (1,194)
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        Total Included in Other Income        (3,290)      (3,583)       (9,131)       (4,093)
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            Total Income Tax Expense          58,052       53,841       193,025       191,124
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                         3.36          3.28
Return on average common stock equity                                     11.87 %       12.68 %
Book value per common share                                               17.81         17.65
Capitalization ratios
    Common stock equity                                              $    48.94 %  $    50.06 %
    Preferred stock - redemption not required                              2.69          2.70
    Long-term debt, net                                                   48.37         47.24
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            Total                                                        100.00 %      100.00 %
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See Notes to Financial Statements.
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